UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013 (September 9, 2013)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On September 9, 2013, Robin S. Pringle and Mark D. Carleton resigned as members of our board of directors effective immediately. The decision of Ms. Pringle and Mr. Carleton to resign was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Directors

To fill the vacancies resulting from the resignations described above, our board of directors on September 9, 2013 unanimously appointed Anthony J. Bates and George W. Bodenheimer as members of our board of directors. The Compensation Committee of our board of directors awarded Messrs. Bates and Bodenheimer options to purchase 28,540 shares of our common stock at an exercise price of $3.80 per share, the closing price of our common stock on The Nasdaq Global Select market on the day of their appointment. Messrs. Bates and Bodenheimer will also receive the customary compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $50,000 and $70,000 in the form of options to purchase our common stock which are granted annually in the ordinary course on the next business day following each annual meeting of stockholders. Our most recent proxy statement filed with the Securities and Exchange Commission on April 10, 2013 describes these arrangements under the heading “Director Compensation Table for 2012”. There are no transactions with related persons required to be disclosed under Regulation S-K Item 404(a).

Anthony J. Bates, age 46, is the Executive Vice President, Business Development and Evangelism of Microsoft Corporation. Prior to July 2013, he was the President of Microsoft’s Skype Division since its acquisition by Microsoft in 2011. Mr. Bates was the Chief Executive Officer of Skype, a leading provider of software applications and related internet communications products, since 2010. Before joining Skype, Mr. Bates spent fifteen years at Cisco Systems, Inc. where he had been Senior Vice President and General Manager of several business groups, including Enterprise, Commercial and Small Business, and Cisco’s core high-end router business.

George W. Bodenheimer, age 55, is Executive Chairman of ESPN, Inc., a multimedia, multinational sports entertainment company. He served as Co-Chairman of Disney Media Networks from April 2004 until January 2012 and as President of ABC Sports from March 2003 until January 2012. Mr. Bodenheimer was named President of ESPN in November 1998, a position he held until January 2012.  Mr. Bodenheimer joined ESPN in 1981 and served in a variety of senior sales and marketing positions prior to his appointment as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: September 11, 2013